SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2006 (March 3, 2006)
Education Management Corporation

(Exact name of Registrant as Specified in its Charter)

Pennsylvania (State or other jurisdiction	000-21363 (Commission	25-1119571 (IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)
210 Sixth Avenue, Pittsburgh, PA 15222
Registrant’s telephone number, including area code: (412)562-0900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
ITEM 9.01 EXHIBITS
SIGNATURE
EXHIBIT INDEX
EX-2.1
EX-4.1
EX-10.1
EX-10.2

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Merger Agreement
          On March 6, 2006, Education Management Corporation (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of March 3, 2006 (the “Merger Agreement”), with EM Acquisition Corporation (“Merger Co”). Merger Co is owned by a group of investors consisting of Goldman Sachs Capital Partners, Providence Equity Partners, and certain of their respective affiliated funds.
          The Merger Agreement contemplates that Merger Co will be merged with and into the Company and each outstanding share of common stock of the Company will be converted into the right to receive $43 per share in cash, without interest.
          The Merger is conditioned on, among other customary conditions, the approval and adoption of the Merger Agreement by the shareholders of the Company, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of a written response from the United States Department of Education to certain pre-acquisition review applications, and certain other specified regulatory approvals.
          Merger Co has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, which are subject to customary conditions. The closing of the merger is not conditioned on the receipt of the equity or debt financing by Merger Co.

          A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.
          In connection with the proposed merger, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the SEC.
          BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE MERGER IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
          The proxy statement will be available free of charge at the SEC’s website, www.sec.gov, and shareholders of the Company will also be able to obtain the proxy statement free of charge by directing their requests to Education Management Corporation, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Investor Relations.
The Rights Agreement Amendment
          Prior to the execution of the Merger Agreement, the Company and Mellon Investor Services, LLC entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement dated as of October 1, 1996, as amended (the “Rights Agreement”) to permit the execution, delivery, and adoption of the Merger Agreement and the consummation of the merger, and any other transactions contemplated by the Merger Agreement, without triggering the separation or exercise of the shareholder rights or any adverse event under the Rights Agreement. In particular, neither Merger Co nor any of its affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) by virtue of the execution, delivery, and adoption of the Merger Agreement or the consummation of the merger or any other transactions contemplated by the Merger Agreement.
          The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 2 to Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated into this report by reference.
Employment Arrangements
     On March 3, 2006, the Company entered into an Amendment to the Employment Agreement between the Company and Robert T. McDowell, the Chief Financial Officer of the Company (the “Amendment”). The Amendment reflects Mr. McDowell’s desire to retire from his position as CFO, and any other positions he holds as an officer of the Company or any of its subsidiaries, effective as of June 29, 2006. Mr. McDowell will continue to be employed by the Company for a period of time following his retirement in order to provide transition assistance and other services as requested by the Company. If the proposed merger (or any other change in control) of the Company occurs prior to June 29, 2006, Mr. McDowell will provide transition and related services to the Company through August 31, 2006 (the “Consulting Period”). If the merger (or any other change in control of the Company) has not occurred at the time of Mr. McDowell’s retirement, he will provide transition and related services until the earlier of September 30, 2007 and the last day of the month in which a merger or other change in control of the Company closes, but in no event earlier than August 31, 2006 (the “Transition Period”).
     Upon his retirement, Mr. McDowell will receive a lump sum payment equal to any accrued but unpaid salary and a pro rata bonus for the period from July 1, 2005 to June 29, 2006, which bonus amount will be based on his fiscal 2005 bonus of $272,000.
     During the Consulting Period, if applicable, Mr. McDowell will be required to provide up to 20 hours of services to the Company per week and the Company will pay Mr. McDowell a fixed payment of $24,305 per month for his services. If the potentially-longer Transition Period is applicable following Mr. McDowell’s retirement, he will be required to provide up to 20 hours of services to the Company per month for that period and the Company will pay him a fixed payment of $48,610 per month for his services. During the Consulting Period or Transition Period, as applicable, Mr. McDowell will continue to be eligible to participate in the Company’s employee benefit plans and arrangements to the extent permitted under the terms of the applicable plans and subject to any required employee contributions pertaining to such benefits.
     In addition, the Amendment provides that, if the consummation of a transaction constituting a “Change in Control” as defined in Mr. McDowell’s employment agreement occurs before June 30, 2008, he will receive a lump sum payment equal to two times the sum of (i) his current annual salary and (ii) the amount of his fiscal year 2005 bonus, which was $272,000. If Mr. McDowell becomes entitled to this lump sum payment, he will continue to be eligible to receive specified severance benefits under his employment agreement in the event of a termination of his employment after the Change in Control.

     The Amendment also provides that Mr. McDowell will be subject to a non-compete restriction under his employment agreement for a period of six months following the end of the Consulting Period or Transition Period, as applicable. Mr. McDowell will continue to be subject to confidentiality, non-solicitation and other standard restrictive covenants in accordance with his existing employment agreement.
     On March 5, 2006, the Company entered into a letter agreement with J. William Brooks, the Company’s President and Chief Operating Officer, pursuant to which Mr. Brooks has agreed to resign from his positions and terminate his employment with the Company as of June 30, 2006 (the “Letter Agreement”). This resignation will be deemed to be a termination for “Good Reason” as defined in Mr. Brooks’ employment agreement with the Company. Accordingly, upon his resignation, Mr. Brooks will receive specified severance benefits under his employment agreement, including continuation of welfare benefits for one year and continued vesting of his stock awards. In addition, Mr. Brooks will receive a lump sum payment equal to any accrued but unpaid salary and an amount equal to 100% of his annual base salary, representing his target bonus opportunity for the current fiscal year. Further, if the actual bonus as determined under the Company’s bonus plan would exceed the target bonus, Mr. Brooks will receive a payment equal to the excess bonus amount. Other than this bonus payment, Mr. Brooks will not be eligible to receive any other bonus payment relating to fiscal year 2006 or for any period following his resignation.
     The Letter Agreement also provides that Mr. Brooks will receive a lump sum payment equal to the sum of his current annual salary and average annual bonus (instead of receiving those amounts over a 12-month period). In addition, the Letter Agreement provides that, if the consummation of a transaction constituting a “Change in Control” as defined in Mr. Brooks’ employment agreement occurs before June 30, 2008, he will receive a lump sum payment equal to two times the sum of his current annual salary and average annual bonus, reduced by the severance payment described in the preceding sentence. In such case, Mr. Brooks will also be eligible to receive continuation of welfare benefits for two years from his termination (instead of one year if the “Change in Control” does not occur).
     The Letter Agreement also states that Mr. Brooks will be subject to a non-compete restriction under his employment agreement until June 30, 2007, unless a Change in Control of the Company occurs, in which case the non-compete will not apply after the date of the Change of Control. Mr. Brooks will continue to be subject to confidentiality, non-solicitation, and other standard restrictive covenants in accordance with his existing employment agreement.
     All payments to the executives described above are subject to any required tax withholding. This description of Mr. McDowell’s Amendment and Mr. Brooks’ Letter Agreement is qualified in its entirety by the actual Amendment and Letter Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
     The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “The Rights Agreement Amendment” is hereby incorporated by reference into this Item 3.03.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
          On March 3, 2006, Robert T. McDowell, the Company’s Chief Financial Officer, announced his retirement from the Company, to be effective June 29, 2006. In connection with Mr. McDowell’s announced retirement, the Company and Mr. McDowell entered into an amendment of Mr. McDowell’s existing employment agreement with the Company.
          On March 5, 2006, J. William Brooks, the Company’s President and Chief Operating Officer, announced his resignation from the Company, to be effective June 30, 2006. In connection with Mr. Brooks’ announced resignation, the Company and Mr. Brooks entered into a letter agreement modifying the terms of the existing employment agreement between the Company and Mr. Brooks.
          The materials terms of Mr. McDowell’s amendment and Mr. Brooks’ letter agreement are described under Item 1.01 of this Current Report on Form 8-K and such description is incorporated by reference in its entirety under this Item 5.02. The press release, issued by the Company and dated March 6, 2006, announcing Mr. McDowell’s retirement and Mr. Brooks’ departure from the Company is attached as Exhibit 99.2 to the Current Report on Form 8-K filed by the Company on March 6, 2006.
CAUTIONARY STATEMENTS
     The Merger Agreement and Rights Agreement Amendment have been included in this report to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this report, the Merger Agreement and Rights Agreement Amendment are not intended to be a source of factual, business or operational information about the parties thereto.
     The representations, warranties, covenants and agreements made by the parties to the Merger Agreement are made as of specific dates and are qualified and limited, including by information in disclosure schedules that the parties exchanged in connection with the execution of such Merger Agreement. Moreover, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. Representations and warranties may be used as a tool to allocate risks between the parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts. Investors are not third-party beneficiaries under Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of their respective affiliates.
ITEM 9.01 EXHIBITS
(c) Exhibits

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of March 3, 2006, between the Company and Merger Co.

4.1	Amendment No. 2 to Rights Agreement, dated as of March 3, 2006, between the Company and Mellon Investor Services, LLC, a New Jersey limited liability company, as successor to Mellon Bank, N.A., as Rights Agent.

10.1	Amendment to Employment Agreement between the Company and Robert T. McDowell, dated as of March 3, 2006.

10.2	Letter Agreement between the Company and J. William Brooks, dated as of March 5, 2006.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2006	EDUCATION MANAGEMENT CORPORATION

	By:	/s/ John R. McKernan, Jr.
	Name:	John R. McKernan, Jr.
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 3, 2006, between the Company and Merger Co.

4.1	Amendment No. 2 to Rights Agreement, dated as of March 3, 2006, between the Company and Mellon Investor Services, LLC, a New Jersey limited liability company, as successor to Mellon Bank, N.A., as Rights Agent.

10.1	Amendment to Employment Agreement between the Company and Robert T. McDowell, dated as of March 3, 2006.

10.2	Letter Agreement between the Company and J. William Brooks, dated as of March 5, 2006.